                                                      EXHIBIT 24
                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, That each of the undersigned directors of The Kroger Co. (the "Company") hereby constitutes and appoints Paul W. Heldman and Bruce M. Gack and each of them (with full power to each of them to act alone) his or her true and lawful attorney-in-fact and agent for him or her and on his or her behalf and in his or her name, place and stead, to sign, execute and affix his or her seal thereto and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) any of the documents referred to below relating to the registration under the Securities Act of 1933, as amended, on Form S-8 or other appropriate form of such number of shares of Common Stock of the Company as the Company may determine to include in the registration statement or any amendment thereto, along with a like number of Preferred Stock Purchase Rights under the Company's Warrant Dividend Plan and an indeterminate number of plan interests associated therewith with respect to the selling of any such stock to employees of the Company or its subsidiaries pursuant to the Fred Meyer 401(k) Savings Plan or the Fred Meyer 401(k) Savings Plan for Bargaining Unit Employees: (a) a registration statement under the Securities Act of 1933, as amended, with all exhibits and any and all documents required to be filed with respect thereto; and (b) any and all amendments thereto that may be filed from time to time by the Company with all exhibits and any and all documents required to be filed with respect thereto; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned directors have hereunto set their hands and seal, as of the 28th day of October, 1999.

s/s  Clyde R. Moore                                 s/s  Ronald W. Burkle
--------------------------                          ----------------------------

s/s  Martha R. Seger                                s/s  T. Ballard Morton, Jr.
--------------------------                          ----------------------------

s/s  John T. LaMacchia                              s/s  Thomas H. O'Leary
--------------------------                          ----------------------------

s/s  Bobby S. Shackouls                             s/s   Katherine D. Ortega
--------------------------                          ----------------------------

s/s  Edward M. Liddy                                s/s  Bruce Karatz
--------------------------                          ----------------------------

s/s  James D. Woods                                 s/s   Reuben V. Anderson
--------------------------                          ----------------------------

s/s   Robert D. Beyer                               s/s   John L. Clendenin
--------------------------                          ----------------------------

s/s  David B. Dillon                                s/s   Carlton J. Jenkins
--------------------------                          ----------------------------

s/s  Joseph A. Pichler                              s/s  Robert G. Miller
--------------------------                          ----------------------------

s/s  Steven R. Rogel
--------------------------

                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, That each of the undersigned directors of The Kroger Co. (the "Company") hereby constitutes and appoints Paul W. Heldman and Bruce M. Gack and each of them (with full power to each of them to act alone) his or her true and lawful attorney-in-fact and agent for him or her and on his or her behalf and in his or her name, place and stead, to sign, execute and affix his or her seal thereto and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) any of the documents referred to below relating to the registration under the Securities Act of 1933, as amended, on Form S-8 or other appropriate form of such number of shares of Common Stock of the Company as the Company may determine to include in the registration statement or any amendment thereto, along with a like number of Preferred Stock Purchase Rights under the Company's Warrant Dividend Plan and an indeterminate number of plan interests associated therewith with respect to the selling of any such stock to employees of the Company or its subsidiaries pursuant to the Fred Meyer 401(k) Savings Plan or the Fred Meyer 401(k) Savings Plan for Bargaining Unit Employees: (a) a registration statement under the Securities Act of 1933, as amended, with all exhibits and any and all documents required to be filed with respect thereto; and (b) any and all amendments thereto that may be filed from time to time by the Company with all exhibits and any and all documents required to be filed with respect thereto; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand.





s/s W. Rodney McMullen                                          October 28, 1999
----------------------
W. Rodney McMullen
Executive Vice President and
Chief Financial Officer

                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, That each of the undersigned directors of The Kroger Co. (the "Company") hereby constitutes and appoints Paul W. Heldman and Bruce M. Gack and each of them (with full power to each of them to act alone) his or her true and lawful attorney-in-fact and agent for him or her and on his or her behalf and in his or her name, place and stead, to sign, execute and affix his or her seal thereto and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) any of the documents referred to below relating to the registration under the Securities Act of 1933, as amended, on Form S-8 or other appropriate form of such number of shares of Common Stock of the Company as the Company may determine to include in the registration statement or any amendment thereto, along with a like number of Preferred Stock Purchase Rights under the Company's Warrant Dividend Plan and an indeterminate number of plan interests associated therewith with respect to the selling of any such stock to employees of the Company or its subsidiaries pursuant to the Fred Meyer 401(k) Savings Plan or the Fred Meyer 401(k) Savings Plan for Bargaining Unit Employees: (a) a registration statement under the Securities Act of 1933, as amended, with all exhibits and any and all documents required to be filed with respect thereto; and (b) any and all amendments thereto that may be filed from time to time by the Company with all exhibits and any and all documents required to be filed with respect thereto; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand.



s/s Joseph A. Pichler                                           October 28, 1999
---------------------
Joseph A. Pichler
Chairman of the Board,
Chief Executive Officer and
Director

                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, That each of the undersigned directors of The Kroger Co. (the "Company") hereby constitutes and appoints Paul W. Heldman and Bruce M. Gack and each of them (with full power to each of them to act alone) his or her true and lawful attorney-in-fact and agent for him or her and on his or her behalf and in his or her name, place and stead, to sign, execute and affix his or her seal thereto and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) any of the documents referred to below relating to the registration under the Securities Act of 1933, as amended, on Form S-8 or other appropriate form of such number of shares of Common Stock of the Company as the Company may determine to include in the registration statement or any amendment thereto, along with a like number of Preferred Stock Purchase Rights under the Company's Warrant Dividend Plan and an indeterminate number of plan interests associated therewith with respect to the selling of any such stock to employees of the Company or its subsidiaries pursuant to the Fred Meyer 401(k) Savings Plan or the Fred Meyer 401(k) Savings Plan for Bargaining Unit Employees: (a) a registration statement under the Securities Act of 1933, as amended, with all exhibits and any and all documents required to be filed with respect thereto; and (b) any and all amendments thereto that may be filed from time to time by the Company with all exhibits and any and all documents required to be filed with respect thereto; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand.





s/s J. Michael Schlotman                                        October 28, 1999
------------------------
J. Michael Schlotman
Vice President and Corporate Controller

                                   RESOLUTION
                                   ----------


WHEREAS, The Fred Meyer 401(k) Savings Plan (the "Fred Meyer Plan") and the Fred Meyer 401(k) Savings Plan for Bargaining Unit Employees (the "Bargaining Unit Plan") were previously adopted by the Board of Directors of Fred Meyer, Inc. (together, the "Plans"); and

WHEREAS, the Company desires to register 1,250,000 shares of common stock and an indeterminate amount of plan interests associated therewith under the Fred Meyer Plan and 300,000 shares of common stock and an indeterminate amount of plan interests associated therewith under the Bargaining Unit Plan; now, therefore,

RESOLVED, That the officers of the Company be, and they hereby are, authorized to execute Registration Statements for the Plans on behalf of the Company on Form S-8 (the "Registration Statements"), for the purpose of registering 1,250,000 shares and accompanying plan interests under the Fred Meyer Plan and 300,000 shares and accompanying plan interests under the Bargaining Unit Plan and to file the same with the Securities and Exchange Commission in the form the officers executing the same approve, the approval of any such officer to be conclusively evidenced by execution and delivery thereof; and further

RESOLVED, That the officers of the Company be, and they hereby are, authorized from time to time to execute in the name and on behalf of the Company, such further amendment or amendments to said Registration Statements, as they shall deem desirable, to procure all other necessary signatures thereto and to file such amendment or amendments, when so signed, with the Securities and Exchange Commission; and further

RESOLVED, That Paul Heldman and Bruce M. Gack, or either one of them, be, and they hereby are, made, constituted and appointed the true and lawful attorneys-in-fact, with authority to sign and execute on behalf of The Kroger Co., and on behalf of the directors and officers thereof in their official capacities, the Registration Statements and any and all amendments thereto, which they in their discretion deem necessary or advisable to be filed with the Securities and Exchange Commission; and further

RESOLVED, That Paul Heldman, Senior Vice President, Secretary and General Counsel of this Company, whose address is 1014 Vine Street, Cincinnati, Ohio, be and he hereby is designated as the Agent for Service to be named in the Registration Statements, and authorized to receive notices and communications, with respect to the registration under the Securities Act of 1933, as amended, of the proposed issues of the aforesaid shares of Common Stock and the plan interests with all powers consequent upon such designation under the rules and regulations of the Securities and Exchange Commission; and further

RESOLVED, That the officers of the Company be, and they hereby are, authorized to list the shares of Common Stock subject to the Plans, along with an equal number of rights under the Company's Warrant Dividend Plan, with the New York Stock Exchange and to take any and all actions, and prepare, execute, and file any and all applications, documents, reports, exhibits, agreements, and other papers, including an indemnity agreement relating to the use of facsimile signatures in the execution of the aforesaid shares of Common Stock, necessary, incidental or convenient to effectuate such listing; and further

RESOLVED, That for the purpose of executing the aforesaid shares of Common Stock the Company hereby adopts and acknowledges the facsimile signatures of Joseph A. Pichler and Paul Heldman, its Chairman of the Board, and Secretary, respectively, and said shares of Common Stock may be executed by the facsimile signatures hereby adopted until further order of the Board of Directors, notwithstanding that either or both of said persons may have ceased to hold the respective aforesaid offices at the time such shares of Common Stock shall be actually delivered; and further

RESOLVED, That the officers of the Company be, and they hereby are, authorized and directed, in the name and on behalf of the Company, to take any and all action which they deem necessary or advisable to register or qualify the aforesaid shares of Common Stock for issue, offer, sale or trade under the Blue Sky or securities laws of any State of the United States or Province of Canada and in connection therewith to sign, execute, acknowledge, verify, deliver, file and publish all such applications, issuer's covenants, consents to service of process, resolutions and other papers and documents as may be required under such laws, and to take any and all further action which they deem necessary or advisable in order to maintain such registration or qualification of such shares of Common Stock for as long as they may deem necessary or as required by law; and further

RESOLVED, That the officers of the Company be, and they hereby are, authorized and directed in the name and on behalf of the Company to do or cause to be done all such further acts and things, to prepare, execute and deliver and, where necessary or appropriate, file with the appropriate governmental authorities, all such certificates, contracts, agreements, registration statements, documents, applications, instruments, or other papers, as in their judgment, or in the judgment of any of them shall be necessary or appropriate to carry out, comply with and effectuate the purposes and intents of the foregoing resolutions and the various transactions contemplated thereby, including such changes to or restatements of the prospectus for the Kroger Plan as may be necessary or desirable in the judgment of the officers, upon advice of counsel.